SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
Octeober 26, 2007

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway, Suite 200B
Austin, Texas 78746
(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 26, 2007, HealthTronics, Inc. (the “Company”) and James S.B. Whittenburg entered into a Second Amendment to Mr. Whittenburg’s Executive Employment Agreement with the Company (the “Second Amendment”). Under the terms of the Second Amendment, in the event Mr. Whittenburg’s employment with the Company is terminated (i) by the Company without “cause” or (ii) by Mr. Whittenburg for “good reason” (as such terms are defined in Mr. Whittenburg’s Executive Employment Agreement), then all outstanding stock options and restricted stock awards then held by Mr. Whittenburg would automatically fully vest and all stock options would remain exercisable until the earlier of the end of the term for the options or one year after the date of termination. The Second Amendment is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Executive Employment Agreement, dated as of October 26, 2007, by and between HealthTronics, Inc. and James S.B. Whittenburg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Dated: November 1, 2007	By:	/s/ Ross A. Goolsby

	Name: Title:	Ross A. Goolsby Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Executive Employment Agreement, dated as of October 26, 2007, by and between HealthTronics, Inc. and James S.B. Whittenburg.